UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2018

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of Principal Executive Offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Officer Agreements

On December 28, 2018, National Holdings Corporation (the “Company”) entered into new employment agreements with each of its executive officers, effective as of December 31, 2018. The terms of the Company’s new employment agreements with its current named executive officers are as follows:

Under the terms of the amended and restated employment agreement with Michael Mullen, the Company’s chief executive officer and chairman of the Board (the “Mullen Agreement”), Mr. Mullen earns a base salary of $360,000 per year. In addition to his base salary, Mr. Mullen is eligible to earn an annual cash and restricted stock bonus at a target level determined by the compensation committee of the Company’s board of directors and pursuant to the terms and conditions of the Company’s 2017 Fiscal Year Bonus Plan, as it may be amended or replaced from time to time (the “2017 Bonus Plan”). Mr. Mullen’s target annual cash bonus is established by the Compensation Committee of the Board. Mr. Mullen’s target annual cash bonus for the fiscal year beginning October 1, 2018 is $360,000. The Mullen Agreement leaves in place his independent contractor agreements with National Securities Corporation, a subsidiary of the Company.

Under the terms of the employment agreement with Glenn Worman (which replaced an expired agreement), the Company’s president and chief financial officer (the “Worman Agreement”), Mr. Worman earns a base salary of $300,000 per year. In addition to his base salary, Mr. Worman is eligible to earn an annual cash and restricted stock bonus at a target level determined by the compensation committee of the Company’s board of directors and pursuant to the terms and conditions of the 2017 Bonus Plan. Mr. Worman’s target annual cash bonus for the fiscal year beginning October 1, 2018 is $250,000.

Under each of the Mullen Agreement and the Worman Agreement, if such executive’s employment is terminated as a result of his death or disability, the Company must pay to him or his estate his base salary through the date of his termination, any benefits which he is entitled to receive under any Company plan, any expense reimbursement amounts owed to him, and any accrued but unpaid annual bonuses earned by him prior to the date of his death or termination for disability (the “Accrued Obligations”). The executive will also be entitled to a pro rata portion of his target bonus during the year of termination. In addition, any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any vested stock options outstanding on the date of his termination will remain exercisable by him for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options). Any unvested portion of outstanding stock options as of the date of the executive’s termination will be forfeited.

If such executive’s employment is terminated by the Board for “cause” or by the executive without “good reason”, then the Company must pay to him the Accrued Obligations. Any unvested stock options and shares of unvested restricted stock awards or RSUs outstanding on the date of his termination will be forfeited without consideration as of such date. The vested portion of any options as of the date of the executive’s termination will remain exercisable for 30 days following such date (or, if earlier, the normal expiration date of such stock options).

If the executive’s employment is terminated by the Company other than as stated above or by the executive for good reason, the Company must pay to him the Accrued Obligations. In addition, following execution of the Company’s standard release of claims, the Company will pay to the executive a lump sum severance payment equal to two times the sum of such executive’s base salary and target bonus for the fiscal year in which such termination occurs and an additional sum equal to his pro rata target bonus for the fiscal year in which such termination occurs. In addition, the Company will pay for the entire premium cost for continuing health care benefits under COBRA for up to 12 months for the executive and his eligible dependents. Any shares of restricted stock awards or RSUs outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination, and any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable by him for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

“Cause” under each of the Mullen Agreement and Worman Agreement means: (i) such executive’s material breach of restrictive covenants contained in the applicable agreement, or material breach of any other provision of such agreement, subject to applicable cure periods; (ii) such executive’s willful and continual failure or refusal to perform his duties under the applicable agreement (other than by reason of death or disability), provided such failure or refusal continues for a period of thirty (30) days after receipt of written notice thereof from the Board in reasonable detail of such failure or refusal; (iii) any action by such executive constituting willful misconduct or gross negligence in respect his obligation to the Company that results in material economic damage to the Company; and (iv) such executive’s conviction of, or a plea of guilty or nolo contendere to, a felony. Notwithstanding the foregoing, cause does not include any action taken by such executive’s in connection with his duties under the applicable agreement if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of the Company.

“Good Reason” under each of the Mullen Agreement and Worman Agreement means the occurrence of any of the following without such executive’s express prior written consent: (i) any material breach of the applicable agreement by the Company; (ii) a material reduction by the Company of such executive’s duties, responsibilities, or authority; (iii) a reduction in such executive’s base salary; (iv) a requirement that, under the Mullen Agreement, Mr. Mullen report to anyone other than the Board and, under the Worman Agreement, Mr. Worman report to anyone other than the CEO; (v) on or before December 31, 2021, a change in the composition of the Board that results in the Continuing Directors (as defined in the applicable agreement) no longer constituting at least a majority of the Board or (vi) a material change in the geographic location at which such executive must perform services (which, for purposes of the Mullen Agreement and the Worman Agreement, means a relocation of the Company’s principal place of business of such executive outside of the New York City metropolitan area).

Under each of the Mullen Agreement and the Worman Agreement, such executive may terminate his employment for good reason only if (A) he has provided the Company with written notice of the asserted good reason condition within ninety (90) days after its initial existence; (B) the Company fails to cure the condition within thirty (30) days after receiving such written notice; and (C) such executive terminates employment within ninety (90) days following his written notice to the Company of the existence of the good reason condition.

The Mullen Agreement and Worman Agreement include post-employment obligations providing a three month noncompete and a nine month prohibition on soliciting or hiring employees, independent contractors and financial advisors of the Company and its subsidiaries.

The foregoing description of the Mullen Agreement and Worman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Mullen Agreement and Worman Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018	NATIONAL HOLDINGS CORPORATION (Registrant)

	By:	/s/ Michael Mullen
	Name:	Michael Mullen
	Title:	Chief Executive Officer